CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of AutoChina Group Inc. and Subsidiaries on Form F-3 of our report dated April 28, 2009, except for Note 1 for which the date is February 1, 2010, related to the consolidated financial position of the Company as of December 31, 2008, and the consolidated results of its operations and its cash flows for the year then ended and to the reference to us under the heading "Experts" in the prospectus.

Crowe Horwath LLP

Sherman Oaks, California
February 1, 2010